Exhibit 5.02

21 September 2015

Flextronics International Ltd.

2 Changi South Lane

Singapore 486123

Dear Sirs

Flextronics International Ltd.

Registration Statement on Form S-4

1.                                      We have acted as legal advisers in Singapore to Flextronics International Ltd. (the “Company”) in connection with the filing by the Company of the Registration Statement (as defined in Schedule 1 to this opinion) under the U.S. Securities Act of 1933, as amended (the “Act”), relating to an offer to exchange (the “Exchange Offer”) up to US$600,000,000 in aggregate principal amount of the Company’s 4.750 Per Cent. Notes due 2025 for an equivalent amount of registered 4.750 Per Cent. Notes due 2025 (the “Notes”) as described in the Registration Statement.

2.                                      For the purpose of rendering this opinion, we have examined (i) the documents listed and, where appropriate, defined in Schedule 1 to this opinion and (ii) such other documents as we have considered necessary to examine in order that we may render this opinion.

3.                                      We have assumed:

(i)                                     that the Indenture (as defined in Schedule 1 to this opinion) is within the capacity and powers of, and has been validly authorised by, each party thereto (other than the Company) and has been validly executed and delivered by and on behalf of each party thereto (other than the Company) and that the Notes have been validly executed, issued and delivered by or on behalf of each party thereto (other than the Company);

(ii)                                 the genuineness of all signatures on all documents, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the completeness, and the conformity to original documents, of all copies submitted to us and the authenticity of the originals of such latter documents;

(iii)                             that the copies of the Memorandum and Articles of Association of the Company submitted to us for examination are true, complete and up-to-date copies;

(iv)                              that the Board Resolutions (as defined in Schedule 1 to this opinion) have not been rescinded or modified and remain in full force and effect and that no other resolution or other action has been taken which may affect the validity of the Board Resolutions;

(v)                                 that the information disclosed by the search made on 18 September 2015 (the “ACRA Search”) at the Accounting and Corporate Regulatory Authority in Singapore (the “ACRA”) against the Company is true and complete and that such information has not since then been materially altered and that such search did not fail to disclose any material information which has been delivered for filing but did not appear on the public file at the time of the search;

(vi)                             that the information disclosed by the searches of the Appeal Cases, Admiralty, Civil Cases, Enforcement and Insolvency (including Judicial Management) modules made on 18 September 2015 in respect of the years 2013, 2014 and 2015 on the Cause Book Search of the Singapore Judiciary’s Integrated Electronic Litigation System against the Company (the “Court Searches”) is true and complete and that such information has not since then been materially altered and that such searches did not fail to disclose any material information which has been delivered for filing but was not disclosed at the time of the searches;

(vii)                          the Notes will be duly issued, executed, delivered, offered and sold in accordance with the terms of the Indenture;

(viii)                      that the Indenture and the Notes constitutes legal, valid, binding and enforceable obligations of the parties thereto for all purposes under the laws of all jurisdictions other than Singapore;

(ix)                             that there are no provisions of the laws of any jurisdiction (other than Singapore) which may be contravened by the execution or delivery of the Indenture or the offering, issue, sale and delivery of the Notes and that, insofar as any obligation expressed to be incurred or performed under the Indenture or the Notes falls to be performed in or is otherwise subject to the laws of any jurisdiction (other than Singapore), its performance will not be illegal by virtue of the laws of that jurisdiction;

(x)                                 that the choice of New York law as the governing law of the Indenture and the Notes has been made in good faith and will be regarded as a valid and binding selection which will be upheld in the United States federal or state courts in the State of New York as a matter of New York law and all other relevant laws except Singapore law;

(xi)                              that all consents, approvals, authorisations, licences, exemptions or orders required from any governmental body or agency outside Singapore and all other requirements outside Singapore for the legality, validity and enforceability of the Indenture and the Notes and the offering, issue, sale or delivery of the Notes have been duly obtained or fulfilled and are and will remain in full force and effect and that any conditions to which they are subject have been satisfied;

(xii)                           that all forms, returns, documents, instruments, exemptions or orders required to be lodged, filed, notified, advertised, recorded, registered or renewed with any governmental body or agency outside Singapore, at any time prior to, on or subsequent to issue of the Notes, for the legality, validity and enforceability of the Indenture and the Notes and the offering, issue, sale and delivery of the Notes, have been or will be duly lodged, filed, notified, advertised, recorded, registered or renewed and that any conditions in relation to such lodgement, filing, notification, advertisement, recording, registration or renewal have been satisfied;

(xiii)                      that no party to the Indenture is, or will be, engaging in misleading or unconscionable conduct or seeking to conduct any relevant transaction or associated activity in a manner or for a purpose not evident on the face of the Indenture which might render the

Indenture or the Notes or any relevant transaction or associated activity illegal, void or voidable;

(xiv)                       there are no provisions of the laws of any jurisdiction outside Singapore which would have any implication for the opinions we express and, insofar as the laws of any jurisdiction outside Singapore may be relevant, such laws have been or will be complied with;

(xv)                          that in exercising the power of the Company to enter into the Indenture, issue and deliver the Notes, undertake and perform the obligations expressed to be undertaken and performed by it under the Indenture and the Notes, its directors are acting in good faith and in furtherance of its substantive objects and for its legitimate purpose and that the entry into of the Indenture and the issue and delivery of the Notes may reasonably be considered to have been in the interests, and for the commercial benefit, of the Company;

(xvi)                       the correctness of all facts (other than those stated in paragraph 5 below) stated in the Indenture and the Registration Statement; and

(xvii)                    that interest and other amounts payable under the Notes are not deemed to be derived from Singapore under Section 12(6) of the Income Tax Act, Chapter 134 of Singapore (“ITA”)(1).

4.                                      The ACRA Search and the Court Searches revealed no application for or order or resolution for the winding-up of the Company and no notice of appointment of a receiver or judicial manager for the Company. Notice of a winding-up order made or resolution passed or a receiver or judicial manager appointed may not be filed at the ACRA immediately.

5.                                      Based upon and subject to the foregoing, and subject to the qualifications set forth below and any matters not disclosed to us, we are of the opinion that:

(i)                                     the Company is a company duly incorporated and validly existing under Singapore law;

(ii)                                 the Company has the corporate power and capacity to execute and deliver the Indenture and the Notes and to perform its obligations thereunder; and

(iii)                             the consummation of the transactions contemplated in the Indenture and the issue and offering of the Notes has been, in the case of transactions to which the Company is a party, duly authorised by the Company.

6.                                      This opinion relates only to the laws of general application of Singapore as at the date hereof and as currently applied by the Singapore courts, and is given on the basis that it will be governed by and construed in accordance with Singapore law.  We have made no investigation of, and do not express or imply any views on, the laws of any country other than Singapore. In respect of the Indenture, the Notes and the Registration Statement, we have assumed due compliance with all

(1)         Section 12(6) of the ITA states that there shall be deemed to be derived from Singapore:

(a)         any interest, commission, fee or any other payment in connection with any loan or indebtedness or with any arrangement, management, guarantee, or service relating to any loan or indebtedness which is —

(i)        borne, directly or indirectly, by a person resident in Singapore or a permanent establishment in Singapore (except in respect of any business carried on outside Singapore through a permanent establishment outside Singapore or any immovable property situated outside Singapore); or

(ii)    deductible against any income accruing in or derived from Singapore; or

(b)         any income derived from loans where the funds provided by such loans are brought into or used in Singapore.

matters concerning United States federal and New York laws and the laws of all other relevant jurisdictions other than Singapore.

7.                                      The qualifications to which this opinion is subject are as follows:

(i)                                     the term “enforceable” as used means that the obligations assumed or to be assumed by the Company under the Indenture and the Notes are of a type which the Singapore courts enforce.  It does not mean that those obligations will necessarily be enforced in all circumstances in accordance with their terms;

(ii)                                 enforcement of the obligations of the Company under the Indenture and the Notes may be affected by prescription or lapse of time, bankruptcy, insolvency, liquidation, reorganisation, reconstruction or similar laws generally affecting creditors’ rights;

(iii)                             the power of the Singapore courts to grant equitable remedies such as injunction and specific performance is discretionary and accordingly a Singapore court may make an award of damages where an equitable remedy is sought;

(iv)                              by virtue of the Limitation Act, Chapter 163 of Singapore, failure to exercise a right of action for more than six years will operate as a bar to the exercise of such right and failure to exercise such a right for a lesser period may result in such right being waived;

(v)                                 a Singapore court may stay proceedings if concurrent proceedings are brought elsewhere;

(vi)                              this opinion is given on the basis that there has been no amendment to or termination or replacement of the documents, authorisations and approvals referred to in paragraph 2 of this opinion and on the basis of Singapore law in force as at the date of this opinion.  This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in Singapore law after the date of this opinion;

(vii)                          under general principles of Singapore law, except as may be provided for under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, a person who is not a contracting party to an agreement is not entitled to the benefits of the agreement and may not enforce the agreement;

(viii)                      we give no opinion on tax matters and in particular give no opinion on the tax consequences of any transaction contemplated by the Indenture or any related document; and

(ix)                              we express no opinion on the irrevocability of the appointment of an agent to accept service of process.

8.                                      As the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical matters and because of the wholly or partially non-legal character of many of the statements contained in the Registration Statement, we express no opinion or belief on and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements contained in the Registration Statement and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we express no belief and assume no responsibility for, and have not independently verified the accuracy, completeness or fairness of the financial statements and schedules and other financial and statistical data included or incorporated in the Registration Statement, and we have not examined the accounting, financial or statistical records from which such financial statements, schedules and data are derived.

9.                                      This opinion is strictly limited to the matters stated herein and is not to be read as extending by implication to any other matter in connection with the Indenture or the Notes or otherwise including, but without limitation, any other document signed in connection with the Indenture or the Notes. This opinion may be relied upon by Curtis, Mallet-Prevost, Colt & Mosle LLP, New York, New York in its capacity as legal advisers to the Company with respect to New York, Delaware and California law in connection with the transaction described in paragraph 1 above. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. By giving of this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Act or within the category of persons whose consent is required by Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission.

Yours faithfully

/s/ Allen & Gledhill LLP

Allen & Gledhill LLP

SCHEDULE 1

1.                                      An executed copy of the Indenture (as supplemented by the Executed First Supplemental Indenture (as defined herein), the “Indenture”) dated 8 June 2015 made between the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

2.                                      An executed copy of the First Supplemental Indenture (the “Executed First Supplemental Indenture”) dated 11 September 2015 made between the Company, the guarantor named therein and U.S. Bank National Association, as trustee.

3.                                      An executed copy of the Form S-4 registration statement relating to the Exchange Offer submitted by the Company to the United States Securities and Exchange Commission dated September 21, 2015 (the “Registration Statement”).

4.                                      Copies of the Memorandum and Articles of Association of the Company, its Certificate of Incorporation of Private Company, its Certificate of Incorporation on Conversion to a Public Company and its Certificate of Incorporation on Change of Name of Company.

5.                                      A copy of the resolutions of the Board of Directors of the Company passed on 19 May 2015 (the “Board Resolutions”).